EXHIBIT 99.1

Company Contact:

Investor Relations

(609) 495-2805

Email: IR@ablelabs.com

Able Laboratories, Inc. Workforce Reduction

Cranbury, NJ, June 9, 2005 – Able Laboratories, Inc. (NASDAQ: ABRX) announced today that it is making further staff reductions. Able anticipates making further reductions in staff in order to conserve assets and assist it in retaining key employees as it continues to address pending regulatory issues, evaluates its strategic alternatives and formulates and executes its plan for future operations.

As the Company previously announced, the disruption in its operations and reduction in its workforce is expected to have a material adverse effect on its results of operations and financial position. At this time, the Company can give no assurance as to when it will be able to resume manufacturing operations.

Further information on Able may be found on the Company’s web site, www.ablelabs.com.

Except for historical facts, the statements in this news release, as well as oral statements or other written statements made or to be made by Able Laboratories, Inc., are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. For example, statements about the Company’s workforce reduction, its future operations and ability to resume manufacturing operations, its ability to meet all applicable federal, state and local regulatory requirements and the effect of any failure to do so, its ability to formulate and bring to market its drug products under development, its ability to file for and obtain and maintain U.S. FDA approvals for future products and the availability of sufficient capital, are forward-looking statements. Forward-looking statements are merely the Company’s current predictions of future events, the statements are inherently uncertain, and actual results could differ materially from the statements made herein. There is no assurance as to when, or if, the Company will be able to recommence manufacturing operations and ship new products or that its ANDA filings and approvals will be completed and obtained. For a description of additional risks, and uncertainties, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10–K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. The Company assumes no obligation to update its forward-looking statements to reflect new information and developments.